As filed with the Securities and Exchange Commission
on July 29, 2003                                      Registration No. 33-78000
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________



                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                 _______________

                             FIDELITY BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                  36-3915246
    (State or Other Jurisdiction                     (I.R.S. Employer
         of Incorporation)                          Identification No.)

                            5455 WEST BELMONT AVENUE
                             CHICAGO, ILLINOIS 60641
                     (Address of Principal Executive Office)

                                 _______________

                             FIDELITY BANCORP, INC.
                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                                       AND
                        1993 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 _______________


                                 MICHAEL JANSSEN
                                MAF BANCORP, INC.
                                  55TH & HOLMES
                         CLARENDON HILLS, ILLINOIS 60514
                     (Name and Address of Agent For Service)


                                 (630) 986-7544
          (Telephone Number, Including Area Code, of Agent For Service)

                                EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

         On April 20, 1994, Fidelity Bancorp, Inc., a Delaware corporation ("Fidelity Bancorp"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-78000) (the "Registration Statement") registering a total of 363,687 shares of its common stock, par value $.01 per share, for issuance and sale pursuant to the Fidelity Bancorp, Inc. 1993 Stock Option Plan for Outside Directors and the Fidelity Bancorp, Inc. 1993 Incentive Stock Option Plan (together, the "Plans"). Of the shares of Common Stock initially registered (as adjusted to give effect to a three-for-two stock split of Fidelity Bancorp's Common Stock that was declared on January 22, 2002), 154,506 shares were not issued pursuant to the Plans.

         As a result of Fidelity Bancorp's merger into MAF Bancorp, which became effective July 21, 2003, all outstanding shares of common stock of Fidelity Bancorp were converted into the right to receive shares of MAF Bancorp common stock and all outstanding options to purchase Fidelity Bancorp common stock granted pursuant to the Plans were either cancelled or converted into options to purchase MAF Bancorp common stock. Accordingly, shares of Fidelity Bancorp common stock may no longer be issued pursuant to the Plans. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 154,506 shares of Common Stock of Fidelity Bancorp formerly available for issuance under Plans and registered under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Clarendon Hills, State of Illinois, on this 22nd day of July 2003.

                                           MAF BANCORP, INC., AS SUCCESSOR BY
                                           MERGER TO FIDELITY BANCORP, INC.



                                           By: /s/ Allen H. Koranda
                                               ---------------------------------
                                               Allen H. Koranda
                                               Chairman of the Board and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                         Title                         Date
           ----                         -----                         ----

/s/ Allen H. Koranda
________________________       Chairman of the Board and           July 22, 2003
Allen H. Koranda                Chief Executive Officer
                             (Principal Executive Officer)

/s/ Kenneth Koranda
________________________        President and Director             July 22, 2003
Kenneth Koranda

/s/ Jerry A. Weberling
________________________       Executive Vice President,           July 22, 2003
Jerry A. Weberling        Chief Financial Officer and Director
                             (Principal Financial Officer)

/s/ Christine Roberg
________________________   First Vice President and Controller     July 22, 2003
Christine Roberg              (Principal Accounting Officer)

/s/ Robert Bowles, M.D.
________________________              Director                     July 22, 2003
Robert Bowles, M.D.

/s/ David C. Burba
________________________              Director                     July 22, 2003
David C. Burba

/s/ Terry Ekl
________________________              Director                     July 22, 2003
Terry Ekl

/s/ Harris W. Fawell
________________________              Director                     July 22, 2003
Harris W. Fawell

/s/ Joe F. Hanauer
________________________              Director                     July 22, 2003
Joe F. Hanauer

/s/ F. William Trescott
________________________              Director                     July 22, 2003
F. William Trescott

           Name                         Title                         Date
           ----                         -----                         ----

/s/ Lois B. Vasto
________________________              Director                     July 22, 2003
Lois B. Vasto

/s/ Andrew J. Zych
________________________              Director                     July 22, 2003
Andrew J. Zych

/s/ Raymond Stolarczyk
________________________              Director                     July 22, 2003
Raymond Stolarczyk

________________________              Director
Barbara L. Lamb